Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2016 FINANCIAL RESULTS

Lower selling prices and higher costs impact fourth quarter results

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2016 net earnings of $0.75 per share; earnings before items[1] of $0.75 per share
•	Best operating cash flow quarter of 2016
•	Qualification of Ashdown fluff pulp underway with initial trials providing good results

Fort Mill, SC, February 9, 2017 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $47 million ($0.75 per share) for the fourth quarter of 2016 compared to net earnings of $59 million ($0.94 per share) for the third quarter of 2016 and net earnings of $57 million ($0.91 per share) for the fourth quarter of 2015. Sales for the fourth quarter of 2016 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $47 million ($0.75 per share) for the fourth quarter of 2016 compared to earnings before items1 of $71 million ($1.13 per share) for the third quarter of 2016 and earnings before items1 of $70 million ($1.11 per share) for the fourth quarter of 2015.

Fourth quarter 2016 items:

➢	Closure and restructuring impact of $(1) million ($(1) million after tax); and
➢	Negative impact of purchase accounting of $1 million ($1 million after tax).

Third quarter 2016 items:

➢	Closure and restructuring costs of $10 million ($8 million after tax); and
➢	Impairment of property, plant & equipment of $5 million ($4 million after tax).

Fourth quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax); and
➢	Impairment of property, plant & equipment of $20 million ($12 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 4

FISCAL YEAR 2016 HIGHLIGHTS

For fiscal year 2016, net earnings amounted to $128 million ($2.04 per share) compared to net earnings of $142 million ($2.24 per share) for fiscal year 2015. The Company had earnings before items1 of $178 million ($2.84 per share) for fiscal year 2016 compared to earnings before items1 of $211 million ($3.33 per share) for fiscal year 2015. Sales amounted to $5.1 billion for fiscal year 2016.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer, said, “Our businesses generated strong EBITDA and cash flow in a challenging macro-economic and competitive environment. This allowed us to further execute on our growth strategy, while returning cash to our shareholders.”

QUARTERLY REVIEW

“Our pulp business shipped record volumes of softwood in the fourth quarter. Nevertheless, the segment was impacted by lower prices and higher costs,” said John D. Williams, President and Chief Executive Officer.  “Personal Care began manufacturing baby diapers using Ashdown fluff pulp with initial trials providing good results. This production is the first step towards qualifying Ashdown fluff pulp for the hygiene market.”

Mr. Williams added, “The fourth quarter marked our highest Personal Care sales and EBITDA of the year, which included the results of our recent HDIS acquisition. We are scaling up our capabilities in the rapidly growing direct-to-consumer channel, while expanding our partner-brand strategy to capture sales growth and higher margins by continuing to differentiate the way we sell our products.”

Operating income was $74 million in the fourth quarter of 2016 compared to an operating income of $92 million in the third quarter of 2016. Depreciation and amortization totaled $85 million in the fourth quarter of 2016.

Operating income before items1 was $74 million in the fourth quarter of 2016 compared to an operating income before items1 of $107 million in the third quarter of 2016.

(In millions of dollars)	4Q 2016	3Q 2016

Sales	$1,274	$1,270
Operating income (loss)
Pulp and Paper segment	74	89
Personal Care segment	13	15
Corporate	(13)	(12)
Total operating income	74	92
Operating income before items[1]	74	107
Depreciation and amortization	85	87

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 4

The decrease in operating income in the fourth quarter of 2016 was the result of lower average selling prices, higher raw material costs, lower productivity and higher maintenance costs. These factors were partially offset by an increase in pulp sales volume and favorable exchange rates.

When compared to the third quarter of 2016, manufactured paper shipments were down 1% and pulp shipments increased 12%. The shipments-to-production ratio for paper was 104% in the fourth quarter of 2016, compared to 102% in the third quarter of 2016. Paper inventories decreased by 22,000 tons and pulp inventories increased by 19,000 metric tons when compared to the third quarter of 2016.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $155 million, and capital expenditures were $45 million, resulting in free cash flow1 of $110 million for the fourth quarter of 2016. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at December 31, 2016 and at September 30, 2016.

OUTLOOK

In 2017, we expect our paper shipments to be in-line with market demand, while pulp shipments should be higher due to the conversion of a paper machine to a fluff pulp line. We anticipate some volatility in softwood and fluff pulp markets due to the strong U.S. dollar and new capacity additions. Costs, including freight, labor and raw materials, are expected to marginally increase. In Personal Care, investments in advertising and promotion in addition to new customer wins should drive higher sales.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its fourth quarter and fiscal year 2016 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2017 earnings results on April 27, 2017, before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 4

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.1 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2015 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4 / 4

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,046	1,110	4,239	4,458
Personal Care	242	221	917	869
Total for reportable segments	1,288	1,331	5,156	5,327
Intersegment sales	(14)	(17)	(58)	(63)
Consolidated sales	1,274	1,314	5,098	5,264
Depreciation and amortization and impairment of property, plant and equipment
Pulp and Paper	68	73	284	297
Personal Care	17	16	64	62
Total for reportable segments	85	89	348	359
Impairment of property, plant and equipment - Pulp and Paper	—	20	29	77
Consolidated depreciation and amortization and impairment of property, plant and equipment	85	109	377	436

Operating income (loss)
Pulp and Paper	74	86	217	270
Personal Care	13	16	57	61
Corporate	(13)	(8)	(51)	(43)
Consolidated operating income	74	94	223	288
Interest expense, net	17	17	66	132
Earnings before income taxes	57	77	157	156
Income tax expense	10	20	29	14
Net earnings	47	57	128	142
Per common share (in dollars)
Net earnings
Basic	0.75	0.91	2.04	2.24
Diluted	0.75	0.91	2.04	2.24
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.8	62.6	63.3
Diluted	62.7	62.9	62.7	63.4
Cash flows provided from operating activities	155	137	465	453
Additions to property, plant and equipment	45	87	347	289

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Sales	1,274	1,314	5,098	5,264
Operating expenses
Cost of sales, excluding depreciation and amortization	1,003	1,007	4,035	4,147
Depreciation and amortization	85	89	348	359
Selling, general and administrative	113	100	427	394
Impairment of property, plant and equipment	—	20	29	77
Closure and restructuring costs	(1)	1	32	4
Other operating loss (income), net	—	3	4	(5)
	1,200	1,220	4,875	4,976
Operating income	74	94	223	288
Interest expense, net	17	17	66	132
Earnings before income taxes	57	77	157	156
Income tax expense	10	20	29	14
Net earnings	47	57	128	142
Per common share (in dollars)
Net earnings
Basic	0.75	0.91	2.04	2.24
Diluted	0.75	0.91	2.04	2.24
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.8	62.6	63.3
Diluted	62.7	62.9	62.7	63.4

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2016	2015
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	125	126
Receivables, less allowances of $7 and $6	613	627
Inventories	759	766
Prepaid expenses	40	21
Income and other taxes receivable	31	14
Total current assets	1,568	1,554
Property, plant and equipment, net	2,825	2,835
Goodwill	550	539
Intangible assets, net	608	601
Other assets	129	125
Total assets	5,680	5,654
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	12	—
Trade and other payables	656	720
Income and other taxes payable	22	27
Long-term debt due within one year	63	41
Total current liabilities	753	788
Long-term debt	1,218	1,210
Deferred income taxes and other	675	654
Other liabilities and deferred credits	358	350
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,963	1,966
Retained earnings	1,211	1,186
Accumulated other comprehensive loss	(499)	(501)
Total shareholders' equity	2,676	2,652
Total liabilities and shareholders' equity	5,680	5,654

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the twelve months ended
	December 31, 2016	December 31, 2015
	(Unaudited)
	$	$
Operating activities
Net earnings	128	142
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	348	359
Deferred income taxes and tax uncertainties	9	(56)
Impairment of property, plant and equipment	29	77
Net gains on disposals of property, plant and equipment	—	(15)
Stock-based compensation expense	7	5
Other	(2)	4
Changes in assets and liabilities, excluding effect of sale and acquisition of businesses
Receivables	18	(22)
Inventories	14	(84)
Prepaid expenses	5	5
Trade and other payables	(51)	—
Income and other taxes	(18)	38
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(21)	(1)
Other assets and other liabilities	(1)	1
Cash flows provided from operating activities	465	453
Investing activities
Additions to property, plant and equipment	(347)	(289)
Proceeds from disposals of property, plant and equipment and sale of business	1	36
Acquisition of businesses, net of cash acquired	(46)	—
Other	1	9
Cash flows used for investing activities	(391)	(244)
Financing activities
Dividend payments	(102)	(100)
Stock repurchase	(10)	(50)
Net change in bank indebtedness	12	(11)
Change in revolving bank credit facility	—	50
Proceeds from receivables securitization facility	140	—
Repayments of receivables securitization facility	(70)	—
Issuance of long-term debt	—	300
Repayments of long-term debt	(40)	(439)
Other	(3)	1
Cash flows used for financing activities	(73)	(249)
Net increase (decrease) in cash and cash equivalents	1	(40)
Impact of foreign exchange on cash	(2)	(8)
Cash and cash equivalents at beginning of year	126	174
Cash and cash equivalents at end of year	125	126
Supplemental cash flow information
Net cash payments for:
Interest (including $40 million of redemption premiums in 2015)	64	133
Income taxes paid, net	40	34

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2016					2015
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	4	18	59	47	128	36	38	11	57	142
(+)	Impairment of property, plant and equipment	($)	16	2	4	—	22	12	11	12	12	47
(+)	Closure and restructuring costs	($)	2	16	8	(1)	25	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	—	—	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	—	(1)	(11)	—	—	(12)
(+)	Impact of purchase accounting	($)	—	—	—	1	1	—	—	—	—	—
(+)	Debt refinancing costs	($)	—	—	—	—	—	—	—	30	—	30
(=)	Earnings before items	($)	22	38	71	47	178	48	39	54	70	211
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.7	62.7	62.7	63.9	63.7	63.0	62.9	63.4
(=)	Earnings before items per diluted share	($)	0.35	0.61	1.13	0.75	2.84	0.75	0.61	0.86	1.11	3.33

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	4	18	59	47	128	36	38	11	57	142
(+)	Income tax (benefit) expense	($)	(3)	6	16	10	29	9	(1)	(14)	20	14
(+)	Interest expense, net	($)	17	15	17	17	66	26	25	64	17	132
(=)	Operating income	($)	18	39	92	74	223	71	62	61	94	288
(+)	Depreciation and amortization	($)	89	87	87	85	348	90	91	89	89	359
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	—	(1)	(14)	—	—	(15)
(=)	EBITDA	($)	128	129	184	159	600	179	157	170	203	709
(/)	Sales	($)	1,287	1,267	1,270	1,274	5,098	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin	(%)	10%	10%	14%	12%	12%	13%	12%	13%	15%	13%
	EBITDA	($)	128	129	184	159	600	179	157	170	203	709
(+)	Closure and restructuring costs	($)	2	21	10	(1)	32	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	—	—	2	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	1	1	—	—	—	—	—
(=)	EBITDA before items	($)	130	152	194	159	635	180	158	171	204	713
(/)	Sales	($)	1,287	1,267	1,270	1,274	5,098	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin before items	(%)	10%	12%	15%	12%	12%	13%	12%	13%	16%	14%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2016					2015
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Reconciliation of "Free cash flow" to Cash flows provided from operating activities
	Cash flows provided from operating activities	($)	97	118	95	155	465	127	122	67	137	453
(-)	Additions to property, plant and equipment	($)	(100)	(119)	(83)	(45)	(347)	(70)	(66)	(66)	(87)	(289)
(=)	Free cash flow	($)	(3)	(1)	12	110	118	57	56	1	50	164

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1	—	12		6	1	1	—
(+)	Long-term debt due within one year	($)	41	64	63	63		169	169	42	41
(+)	Long-term debt	($)	1,211	1,237	1,309	1,218		1,170	1,169	1,236	1,210
(=)	Debt	($)	1,258	1,302	1,372	1,293		1,345	1,339	1,279	1,251
(-)	Cash and cash equivalents	($)	(97)	(111)	(168)	(125)		(183)	(207)	(128)	(126)
(=)	Net debt	($)	1,161	1,191	1,204	1,168		1,162	1,132	1,151	1,125
(+)	Shareholders' equity	($)	2,736	2,716	2,754	2,676		2,710	2,761	2,659	2,652
(=)	Total capitalization	($)	3,897	3,907	3,958	3,844		3,872	3,893	3,810	3,777
	Net debt	($)	1,161	1,191	1,204	1,168		1,162	1,132	1,151	1,125
(/)	Total capitalization	($)	3,897	3,907	3,958	3,844		3,872	3,893	3,810	3,777
(=)	Net debt-to-total capitalization	(%)	30%	30%	30%	30%		30%	29%	30%	30%

"Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year	Q1'16	Q2'16	Q3'16	Q4'16	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	74	217	14	15	15	13	57	(15)	(11)	(12)	(13)	(51)	18	39	92	74	223
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	1	1	—	—	—	—	—	—	—	—	1	1
(+)	Closure and restructuring costs	($)	2	21	10	(2)	31	—	—	—	1	1	—	—	—	—	—	2	21	10	(1)	32
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	72	277	14	15	15	15	59	(15)	(9)	(12)	(13)	(49)	41	65	107	74	287
(+)	Depreciation and amortization	($)	73	72	71	68	284	16	15	16	17	64	—	—	—	—	—	89	87	87	85	348

(=)	EBITDA before items	($)	115	131	175	140	561	30	30	31	32	123	(15)	(9)	(12)	(13)	(49)	130	152	194	159	635
(/)	Sales	($)	1,085	1,054	1,054	1,046	4,239	216	228	231	242	917	—	—	—	—	—	1,301	1,282	1,285	1,288	5,156
(=)	EBITDA margin before items	(%)	11%	12%	17%	13%	13%	14%	13%	13%	13%	13%	—	—	—	—	—	10%	12%	15%	12%	12%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

(1) On October 1, 2016, the Company acquired 100% of the shares of Home Delivery Incontinent Supplies Co. in the United States.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	75	55	54	86	270	10	17	18	16	61	(14)	(10)	(11)	(8)	(43)	71	62	61	94	288
(+)	Impairment of property, plant and equipment	($)	19	18	20	20	77	—	—	—	—	—	—	—	—	—	—	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	1	3	1	—	—	—	1	—	—	—	—	—	1	1	1	1	4
(=)	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354
(+)	Depreciation and amortization	($)	74	75	75	73	297	16	16	14	16	62	—	—	—	—	—	90	91	89	89	359

(=)	EBITDA before items	($)	168	135	150	180	633	27	33	32	32	124	(15)	(10)	(11)	(8)	(44)	180	158	171	204	713
(/)	Sales	($)	1,146	1,110	1,092	1,110	4,458	218	216	214	221	869	—	—	—	—	—	1,364	1,326	1,306	1,331	5,327
(=)	EBITDA margin before items	(%)	15%	12%	14%	16%	14%	12%	15%	15%	14%	14%	—	—	—	—	—	13%	12%	13%	15%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2016					2015
		Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,085	1,054	1,054	1,046	4,239	1,146	1,110	1,092	1,110	4,458
Operating income	($)	19	35	89	74	217	75	55	54	86	270
Depreciation and amortization	($)	73	72	71	68	284	74	75	75	73	297
Impairment of property, plant and equipment	($)	21	3	5	—	29	19	18	20	20	77

Paper
Paper Production	('000 ST)	785	715	726	714	2,940	808	806	794	837	3,245
Paper Shipments - Manufactured	('000 ST)	786	752	744	739	3,021	804	783	779	797	3,163
Communication Papers	('000 ST)	657	627	620	618	2,522	669	653	648	669	2,639
Specialty and Packaging	('000 ST)	129	125	124	121	499	135	130	131	128	524
Paper Shipments - Sourced from 3rd parties	('000 ST)	32	29	35	27	123	35	29	35	28	127
Paper Shipments - Total	('000 ST)	818	781	779	766	3,144	839	812	814	825	3,290
Pulp
Pulp Shipments(a)	('000 ADMT)	369	360	369	415	1,513	350	345	333	386	1,414
Hardwood Kraft Pulp	(%)	6%	4%	5%	8%	6%	9%	8%	8%	8%	8%
Softwood Kraft Pulp	(%)	69%	66%	67%	67%	67%	65%	65%	65%	69%	66%
Fluff Pulp	(%)	25%	30%	28%	25%	27%	26%	27%	27%	23%	26%

Personal Care Segment
Sales	($)	216	228	231	242	917	218	216	214	221	869
Operating income	($)	14	15	15	13	57	10	17	18	16	61
Depreciation and amortization	($)	16	15	16	17	64	16	16	14	16	62

Average Exchange Rates	$US / $CAN	1.375	1.289	1.305	1.333	1.325	1.241	1.229	1.309	1.335	1.279
	$CAN / $US	0.727	0.776	0.766	0.750	0.755	0.806	0.813	0.765	0.749	0.782
	€ / $US	1.103	1.130	1.116	1.078	1.107	1.126	1.106	1.112	1.095	1.110

(a)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.